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EX-99.1 OTHERDOC

PRESS RELEASE
                                                                    EXHIBIT 99.1

[CHARTER COMMUNICATIONS LOGO]                                          NEWS

FOR RELEASE: September 11, 2001

                CHARTER COMMUNICATIONS EXPECTS ACCELERATED GROWTH
                     IN THIRD QUARTER 2001 ADVANCED SERVICES

    Company will shift focus from basic customer growth to advanced services

         PASADENA, CALIF. -- Charter Communications, Inc. (Nasdaq: CHTR) said today that based on third quarter digital and high-speed data sales to date, it expects third quarter 2001 advanced services additions to exceed those of second quarter 2001. Charter President and CEO Jerry Kent said the Company expects to meet or exceed the high end of guidance for year-end digital and high-speed data customers.

         Speaking at a Merrill Lynch Media and Entertainment Investor Conference, Mr. Kent said Charter has made a strategic decision to focus more of its marketing expenditures and management time on advanced service growth. "We've reviewed our internal marketing plans, management focus and current operating results in light of the current economic environment, and believe that a rebalancing of emphasis to digital and data sales at the expense of marginal increases in basic customer growth is the right business decision. Our number one priority now is to increase digital and data customers which provide higher profitability and competitive advantages."

         Mr. Kent said he expects Charter's basic customer growth for 2001 to be less than the original guidance of at least 2 percent as a result of this refocus. "We'll remain mindful of the ongoing need for internal basic customer growth, and I'm confident Charter will continue to lead the industry as we have for the past five years."

         "Charter Digital Cable(TM) provides a growing array of in-home entertainment at a reasonable price," Mr. Kent said. "Our pay-per-view programming sales continue to be strong, and video-on-demand service is growing. In markets where video on demand has been launched, we're experiencing higher digital video penetration rates and lower churn." Charter provides

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video on demand in the suburbs of Atlanta; the Pasadena and Long Beach areas of
Los Angeles; St. Louis; Fort Worth; the Greenville-Spartanburg, South Carolina area; Hickory, North Carolina; and Slidell, Louisiana.

         "High-speed data service provided through Charter's advanced broadband network offers a compelling price-value proposition compared to the digital subscriber line (DSL) competition," Mr. Kent said. "Charter offers high-speed data service to casual Internet users at prices below the competition. We're also able to scale our network to guarantee faster speeds for business use as well."

         "As advanced services are deployed to a rapidly growing number of customers, operating cash flow growth accelerates," Mr. Kent said. "Pro forma operating cash flow growth for the first half of 2001 was 11.1 percent. Despite the slowdown in economic conditions, this growth rate is expected to accelerate for the remainder of the year."

         In reporting second quarter 2001 results in July, Charter said it expected to end the year with over 2 million digital customers and between 550,000 and 600,000 data customers. Systems recently acquired from AT&T Broadband are expected to add 150,000 digital customers and 30,000 data customers to these year-end estimates.


ABOUT CHARTER
Charter Communications, Inc. (Nasdaq:CHTR), a Wired World(TM) company, is among the nation's largest broadband communications companies, currently serving some 7 million customers in 40 states. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform marketed under the Charter Digital Cable(TM) brand; and high-speed Internet access marketed under the Charter Pipeline(TM) brand. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(TM) brand. Advertising sales and production services are sold under the Charter Media(TM) brand. More information about Charter can be found at www.charter.com.

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         A Fortune 500 company, Charter is the 2001 recipient of the Outstanding
Corporate Growth Award from the Association for Corporate Growth, the 2001 R.E. "Ted" Turner Innovator of the Year Award from the Southern Cable
Telecommunications Association, and the 2000 Innovator Award for Technology from Cablevision Magazine. More information about Charter can be found at www.charter.com.


                                      # # #

Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission.

CONTACTS:
MEDIA                                           ANALYST
Andy Morgan, 314-543-2217                       Mary Jo Moehle, 314-543-2397
amorgan@chartercom.com                          mmoehle@chartercom.com